Exhibit 10.12

AMERISOURCEBERGEN CORPORATION

RESTRICTED STOCK UNIT AWARD TO EMPLOYEE

Participant:

Number of Restricted Stock

Units Granted:

Date of Grant:

Vesting Date:

RECITALS

This Restricted Stock Unit Award (the “Award Agreement”) is made by AmerisourceBergen Corporation, a Delaware corporation (the “Company”), pursuant to the AmerisourceBergen Corporation Equity Incentive Plan, as amended (the “Plan”).  The Board of Directors of the Company has directed the Compensation and Succession Planning Committee (the “Committee”) to administer the Plan.

WHEREAS, the Company has agreed to grant to the Participant Restricted Stock Units (as defined below), subject to certain restrictions and on the terms and conditions contained in this Award Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises contained herein and intending to be legally bound hereby:

1.             Definitions.  Unless otherwise defined herein, capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan.  As used herein:

(a)         “Award” means an award of Restricted Stock Units hereby granted.

(b)         “Date of Grant” means the date on which the Company awarded the Restricted Stock Units to the Participant pursuant to the Plan.

(c)          “Vesting Period” means, with respect to each Restricted Stock Unit, the period beginning on the Date of Grant and ending on the third anniversary thereof.

(d)         “Restricted Stock Units” means the Restricted Stock Units which are the subject of the Award hereby granted.

(e)          “Shares” mean shares of the Company’s Common Stock.

2.                                      Grant of Restricted Stock Units.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the Restricted Stock Units.  Each Restricted Stock Unit represents an unfunded unsecured right of the Participant, upon vesting of the Restricted Stock Unit, to receive one Share.

3.                                      Vesting.  Subject to the terms and conditions set forth herein and in the Plan, the Restricted Stock Units shall become 100% vested on the last day of the Vesting Period (the “Vesting Date”); provided, however, the Participant has remained continuously employed by the Company from the Date of Grant through the Vesting Date; and provided, further, that if the Participant ceases to be employed by the Company prior to the Vesting Date as a result of his death or Disability, the Restricted Stock Units subject to this Award Agreement shall become 100% vested as of the date of such cessation of employment.  Solely for purposes of this Award Agreement, employment with the Company will be deemed to include employment with any Subsidiary of the Company (for only so long as such entity remains a Subsidiary of the Company).

4.                                      Forfeiture of Restricted Stock Units.  If at any time the Participant is no longer serving the Company as an employee for any reason other than death or Disability during the Vesting Period, the Restricted Stock Units shall be forfeited by the Participant and deemed canceled by the Company.  Notwithstanding the foregoing, in the event that the Participant’s employment with the Company terminates during the Vesting Period due to the Participant’s Voluntary Retirement, then the Restricted Stock Units shall continue to vest as if the Participant had continued in active employment with the Company.  For purposes of this Agreement, “Voluntary Retirement” means any voluntary termination of employment by the Participant after reaching age 62 and completing sixty months of continuous service with the Company or its Subsidiaries.

5.                                      Rights of Participant.  The Participant shall not have the rights of a stockholder of the Company with respect the Shares represented by the Restricted Stock Units, including, without limitation, the right to vote the Shares represented by the Restricted Stock Units, unless and until such Shares have been delivered to the Participant in accordance with Paragraph 9.

6.                                      Dividend Equivalents.  The Participant shall not receive cash dividends on the Restricted Stock Units, but instead shall, with respect to each Restricted Stock Unit, be entitled to a cash payment from the Company on each cash dividend payment date with respect to the Shares with a record date occurring at any time following the Date of Grant but prior to the date that the Shares represented by the Restricted Stock Units are delivered to the Participant in accordance with Paragraph 9.  Such cash payment shall be equal to the dividend that would have been paid on the Share represented by each Restricted Stock Unit.  Cash payments for each cash dividend payment date with respect to the Shares with a record date occurring prior to the date that the Shares represented by the Restricted Stock Units are delivered to the Participant in accordance with Paragraph 9 shall be accrued until such delivery date and paid to the Participant at the same time delivery of the Shares represented by the Restricted Stock Units is made to the Participant in accordance with Paragraph 9.

7.                                      Notices.  Any notice to the Company provided for in this instrument shall be addressed to the Committee at 1300 Morris Drive, Chesterbrook, PA 19087, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

8.                                      Securities Laws, etc.  The Committee may from time to time impose any conditions on the Restricted Stock Units, and the Shares represented by the Restricted Stock Units, as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3, and that such Shares are issued and resold in compliance with the Securities Act of 1933, as amended.  The Company may require that the Participant represent that the Participant is holding the Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

9.                                      Delivery of Shares.  Notwithstanding any provision of this Award Agreement or the Plan to the contrary (other than Section 10 hereof and Section 15 of the Plan), the Shares represented by the Restricted Stock Units (or such other consideration as permitted by Section 18(b) of the Plan) that have become nonforfeitable shall only be delivered to the Participant on the earlier of: (a) the Vesting Date; (b) the date that the Participant’s employment with the Company ceases due to the Participant’s death or Disability; (c) the date of a Change in Control that occurs after the Date of Grant if such Change in Control constitutes a “ change in the ownership or effective control” or a “ change in the ownership of a substantial portion of the assets” within the meaning of Treas. Reg. 1.409A-3(i)(5) and if the Participant has satisfied the conditions for Voluntary Retirement on or prior to the date of such Change in Control; or (d) if the Participant has not satisfied the conditions for Voluntary Retirement on or prior to a Change in Control that occurs after the Date of Grant, as of the earlier of (i) the date that the Participant first satisfies the conditions for Voluntary Retirement following such Change in Control, (ii) the date that the Restricted Stock Units become vested pursuant to Section 18(a) of the Plan or (iii) the date that the Board or the Committee exercises its discretion to vest and deliver such Shares (or other consideration) to the Participant pursuant to Section 18(b) of the Plan.  Notwithstanding the above, in the event that the Shares (or other consideration) are deliverable as a result of the Participant’s termination of employment, such Shares (or other consideration) will only be delivered if such termination of employment constitutes a “separation from service” within the meaning of Treas. Reg. 1.409A-1(h) and, to the extent required in order to avoid an additional tax to the Participant under Section 409A of the Code, such Shares will be delivered no earlier than the first day of the seventh month following such “separation from service.”  The certificates for such Shares will be delivered without payment from the Participant and without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 8, provided that no certificates for Shares will be delivered to Participant until appropriate arrangements have been made with the Company for the withholding of any taxes which may be due with respect to such Shares.  The Company may condition delivery of certificates for Shares upon the prior receipt from the Participant of any undertakings which it may determine are required to ensure that the certificates are being issued in compliance with federal and state securities laws.  The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share on the Vesting Date (or the date that the Participant’s employment with the Company ceases due to the Participant’s death or Disability, if earlier) determined by the Committee.

10.                               Special Forfeiture and Repayment Rules.

(a)         The Participant hereby acknowledges and agrees that in the event that the Participant experiences a Triggering Event (as defined in the Plan) and unless the Committee or its delegate determines otherwise, then:

(i)                                                 any of the Restricted Stock Units that remain unvested as of the date the Committee or its delegate determines that the Participant has experienced a Triggering Event, and any Restricted Stock Units that have so vested but the Shares represented by such Restricted Stock Units have not yet been delivered in accordance with Section 9, shall be immediately and automatically forfeited; and

(ii)                                             if the Restricted Stock Units have vested and the Shares represented by such Restricted Stock Units have been delivered to the Participant in accordance with Section 9 within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the Participant shall deliver to the Company a number of unrestricted Shares equal to the number of Shares delivered to the Participant in respect of the Restricted Stock Units during such period; provided that if, at the time delivery of the Shares by the Participant is required, the Participant cannot deliver a number of unrestricted Shares equal to the number of Shares delivered to the Participant in respect of the Restricted Stock Units during such period, in addition to the delivery of the number of unrestricted Shares by the Participant at such time, the Participant shall be required to pay to the Company an amount equal to the product of the number of such Shares delivered to the Participant in respect of the Restricted Stock Units during such period (less the number of Shares contemporaneously delivered by the Participant to the Company), multiplied by the Fair Market Value of one Share as of the date the Restricted Stock Units became vested.

(b)         The Committee or its delegate shall determine in its sole discretion whether a Triggering Event has occurred with respect to the Participant.

(c)          The Participant hereby acknowledges and agrees that the restrictions contained in the Plan are being made for the benefit of the Company in consideration of Participant’s receipt of the Award.  The Participant further acknowledges that the receipt of the Award is a voluntary action on the part of the Participant and that the Company is unwilling to provide the Award to the Participant without including the restrictions contained in the Plan.

(d)         The Participant hereby consents to a deduction from, and set-off against, any amounts owed to the Participant by the Company or its affiliates from time to time (including, but not limited to, amounts owed to the Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company by the Participant under this Award Agreement.

(e)          The Special Forfeiture and Repayments provisions of this Award Agreement and the Plan are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company, whether by operation of law, contract, or otherwise, including, without limitation, any non-competition and non-solicitation obligations contained in an employment agreement entered into by and between the Participant and the Company or any of its affiliates.

11.      Transferability.  The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 11 shall be void and unenforceable.

12.                               Miscellaneous.

(a)         The Award granted hereunder shall not confer upon the Participant any right to continue in the employment of the Company or any subsidiary or affiliate of the Company.

(b)         The Award granted hereunder is subject to the approval of the Plan by the shareholders of the Company to the extent that such approval (i) is required pursuant to the rules and regulations of the New York Stock Exchange, or (ii) is required to satisfy the conditions of Rule 16b-3.

(c)          The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Stock Units or the delivery of the Shares represented by the Restricted Stock Units.  The Participant is not relying on any statements or representations of the Company or any of its agents in regard to such liability.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Award Agreement.

(d)         The validity, performance, construction and effect of this Award shall be governed by and determined in accordance with the law of the State of Delaware, without giving effect to conflicts of laws principles thereof.

(e)          The Participant has received a copy of the Plan, a copy of which is attached hereto, has been provided with the opportunity to read the Plan and is familiar with the terms and provisions thereof and hereby accepts this Award subject to all of the terms and provisions of this Award Agreement and the Plan, including, without limitation, the Special Forfeiture and Repayment provisions of the Plan.  All decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Award Agreement shall be binding, conclusive and final.

13.                               GRANT ACCEPTANCE.  YOU MUST ACCEPT THE TERMS OF THIS AGREEMENT WITHIN 60 DAYS OF RECEIPT.  IF YOU DO NOT ACCEPT THE TERMS AS INSTRUCTED, THIS AGREEMENT WILL AUTOMATICALLY, WITHOUT FURTHER ACTION OF THE COMPANY OR THE COMMITTEE, TERMINATE AND THE AWARD WILL BE FORFEITED AT MIDNIGHT ON THE 60TH DAY.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement effective as of the Date of Grant.

AMERISOURCEBERGEN CORPORATION

By: